Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE	Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

Third Coast Bancshares, Inc. Announces

Sale of Third Coast Commercial Capital, Inc. Assets

HOUSTON, July 13, 2026 – Third Coast Bancshares, Inc. (NYSE and NYSE Texas: TCBX), (“Third Coast” or the “Company”), the holding company of Third Coast Bank (the “Bank”), today announced that it closed the sale of substantially all of the assets of Third Coast Commercial Capital, Inc. (“TCCC”), a wholly owned subsidiary of the Bank, to Gulf Coast Bank & Trust Company (“Gulf Coast”), effective as of June 25, 2026.

“This transaction represents an important step in the continued evolution of our balance sheet strategy,” said Bart Caraway, Founder, Chairman, President and CEO of Third Coast. “The sale of our TCCC assets allows us to monetize the existing portfolio while maintaining a meaningful ongoing relationship with a strong, experienced partner. We believe this structure provides immediate capital benefits while preserving our ability to continue supporting clients who value access to factoring solutions.”

The transaction provides for total consideration of approximately $27.5 million at closing, and a gain of $3.5 million, along with a structured ongoing revenue share. Following the transaction, Third Coast will continue to offer factoring solutions through a strategic partnership with Gulf Coast, a well-established, large bank-owned accounts receivable platform.

Additionally, Third Coast will continue to focus on its core commercial banking, asset-based lending and specialty lending platforms, where the Company sees opportunities for continued growth and differentiation.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Austin, Dallas-Fort Worth, Greater Houston, and San Antonio markets through its wholly owned subsidiary, Third Coast Bank. Founded in 2008 in Humble, Texas, Third Coast Bank conducts banking operations through 21 branches encompassing the four largest metropolitan areas in Texas. Please visit https://www.thirdcoast.bank for more information.

About Gulf Coast Bank & Trust Company

With over $3.8 billion in assets, Louisiana-based Gulf Coast Bank & Trust Company serves its business and personal banking clients through its network of bank branches, loan production, trust/investment and business credit offices. Gulf Coast Bank & Trust Company has 43 locations across the United States, including 24 full-service banking centers spanning from Baton Rouge, LA to Panama City, FL. For more information about Gulf Coast Bank & Trust Company, please call 1.800.223.2060 or visit GulfBank.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “looking ahead,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: interest rate risk and fluctuations in interest rates; market conditions and economic trends generally and in the banking industry; our ability to maintain important deposit relationships; our ability to grow or maintain our deposit base; our ability to implement our expansion strategy; our ability to pay dividends on our Series A Preferred Stock; credit risk associated with our business; and changes in key management personnel. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”), and our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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